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                                                                     EXHIBIT 4.1


                          THE TYLER TECHNOLOGIES, INC.
                                STOCK OPTION PLAN
                    [AMENDED AND RESTATED AS OF MAY 12, 2000]

                                  INTRODUCTION

         On May 12, 2000, the Board of Directors of Tyler Technologies, Inc. adopted the following 2000 Stock Option Plan:

         1. PURPOSE. The purpose of the Plan is to provide certain Key Employees, non-employee directors and consultants with a proprietary interest in the Company through the granting of Options which will:

         (a) increase the interest of those Key Employees, non-employee directors and consultants in the Company's welfare;

         (b) furnish an incentive to those Key Employees, non-employee directors and consultants to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons to enter its employ, serve on its Board and render other services to it.

         2. ADMINISTRATION. The Plan will be administered by the Committee.

         3. PARTICIPANTS. The Committee shall, from time to time, select the particular Key Employees, directors and consultants of the Company and its Subsidiaries to whom Options are to be granted, and who will, upon such grant, become Participants in the Plan. The Committee has the authority, in its complete discretion, to grant Options to Participants. A Participant may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan.

         4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the Option price is at least 110% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

         5. SHARES SUBJECT TO PLAN. The Committee may not grant Options under the Plan for more than 5,500,000 shares of Common Stock and may not grant Options to any Participant for more than


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5,500,000 shares of Common Stock, but these numbers may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be re-offered under the Plan.

         6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for an Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

        7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Key Employees, non-employee directors and consultants of the Company or its Subsidiaries. The grant of an Option to an individual shall not be deemed either to entitle the individual to, or to disqualify the individual from, participation in any other grant of Options under the Plan.

        8. GRANT OF OPTIONS. All the Options under the Plan shall be granted by the Committee. The Committee is authorized to grant Incentive Options, Nonqualified Options, or a combination of both, under the Plan; provided, however, Incentive Options may be granted only to Employees. The grant of Options shall be evidenced by Option Agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including provisions that may be necessary to assure that any Option that is intended to be an Incentive Option will comply with Section 422 of the Code. The Company



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shall execute Option Agreements upon instructions from the Committee. Except as provided otherwise in Sections 5 and 14, the terms of any Option Agreement executed by the Company shall not be amended, modified or changed without the written consent of the Company and the Participant.

         An Option Agreement may provide that the Participant may request approval from the Committee to exercise an Option or a portion thereof by tendering Qualifying Shares at the fair market value per share on the date of exercise in lieu of cash payment of the Option price.

         The Plan shall be submitted to the Company's stockholders for approval. The Committee may continue to grant Options under the Plan after the amendment and restatement of the Plan on May 12, 2000 and prior to the time of stockholder approval, which Options will be effective when granted, but if for any reason the stockholders of the Company do not approve the amended and restated Plan at their 2000 annual meeting (or any adjournment thereof), all Incentive Options granted under the Plan prior to that stockholder meeting at a time when the aggregate number of shares subject to then outstanding options exceeded the aggregate number of shares then available for issuance under the Plan, will be deemed to have been granted as Nonqualified Options, and no such Options may be exercised in whole or in part prior to such stockholder meeting.

         9. OPTION PRICE. The Option price for shares subject to Options granted under the Plan shall be determined by the Committee and, with respect to Incentive Options, shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4) on the date the Option is granted. For purposes of the Plan, the fair market value of a share of the Common Stock on the date of grant of the Incentive Option shall be the reported closing price of the Common Stock on the New York Stock Exchange on the date of grant of that Incentive Option, or if no sale of the Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when a sale was reported.

         10. OPTION PERIOD; VESTING. The Option Period will begin on the date the Option is granted, which will be the date the Committee authorizes the Option unless the Committee specifies a later date. No Option may terminate later than ten years (or five years as required by Section 4) from the date the Option is granted. The Committee may provide for the exercise of Options in installments and subject to the provisions



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hereof, upon such terms, conditions and restrictions as it may determine. The
Committee may provide for termination of the Option in the case of termination of employment, directorship or consultant relationship, dishonesty, or for any other reason.

         11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement, the Option Agreement may provide that it may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or disability,
(i) in the case of death, by the Participant's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) in the case of disability, by the Participant or his personal representative, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Participant's death or disability, whichever first occurs. The date of disability of a Participant shall be determined by the Committee.

         12. PAYMENT. Full payment for shares purchased upon exercising an Option shall be made in cash or by check or, if the Option Agreement so permits, by tendering Qualifying Shares at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. The Committee may permit a Participant exercising an Option to simultaneously exercise the Option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the Option price of the Common Stock being acquired by exercise of the Option. In addition, the Participant shall tender payment of the amount as may be requested by the Company, if any, for the purpose of satisfying its statutory liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an Option. No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

         13. EXERCISE OF OPTION. Unless otherwise provided in the Plan, all Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms



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and subject to such restrictions as are set forth in the applicable Option
Agreements. In no event may an Option be exercised or shares be issued pursuant to an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been taken or secured.

         14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS; ANTIDILUTION. The number of shares of Common Stock covered by each outstanding Option, and the Option prices thereof, may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, or the like of or by the Company.

         If (i) the Company shall sell all or substantially all of its assets,
(ii) the Company shall be a party to any merger, consolidation or other corporate reorganization as the result of which either the Company is not a surviving or continuing corporation or the Company is a surviving or continuing corporation but the shares of Common Stock outstanding immediately before the merger, consolidation or other corporate reorganization are converted by virtue of that transaction into other property (whether cash, other securities, or otherwise), except as described below, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange, pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of Common Stock or other securities of the Company (or its successor) constituting more than 50% of the combined voting power entitled to elect directors of the Company (or its successor) (any such event described above in this paragraph, a "Change of Control"), then the Options outstanding immediately before the Change of Control will be assumed by the surviving corporation or the acquiring corporation or will be converted into options or rights of at least equal value; except that if the surviving corporation or the acquiring corporation refuses to so assume or to so convert the outstanding Options, then the Options shall become fully vested and exercisable, and the Company shall notify each Participant, not later than 20 days prior to the effective date of such Change of Control (except that in the case



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of a Change of Control described in clause (iii) above in this paragraph, notice shall be given as soon as practicable after that Change of Control), that all his Options have become fully vested and exercisable, whether or not such Options would otherwise then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate. Notwithstanding the foregoing, an event described in clause (ii) above in this paragraph shall not constitute a Change of Control if the stockholders of the Company immediately before the merger, consolidation, or other corporate reorganization hold more than 50% of the outstanding securities of the surviving corporation or the acquiring corporation immediately following the merger, consolidation, or other corporate reorganization.

         15. TAX WITHHOLDING. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Such rules and procedures may provide that the withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of a Nonqualified Option in an amount equal to the statutory prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Nonqualified Option.

         16. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. Except in the case of the death or disability of a Participant, Options granted to a Participant may be exercised only by the Participant.



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         17. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

         18. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the stockholders of the Company, except that any amendment that would (a) materially increase the number of securities that may be issued under the Plan or (b) materially modify the requirements of eligibility for participation in the Plan shall be submitted to the stockholders of the Company for approval.

         19. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, non-employee director or consultant any right to be granted an Option to purchase Common Stock or any other rights except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement shall confer upon any Employee, non-employee director or consultant any right to (i) continue in the employ of the Company or any of its Subsidiaries, or continue as a director or consultant of the Company or any of its Subsidiaries or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment, directorship or consultant relationship at any time.

         20. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on May 11, 2010. The Committee may not grant Options under the Plan after that date, but Options granted before that date will continue to be effective in accordance with their terms.



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         21. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Executive Committee of the Board, except that
(i) the Compensation Committee of the Board shall administer the Plan with respect to the grant of Options to employees who are officers of the Company and
(ii) the entire Board shall administer the Plan with respect to the grant of Options to directors of the Company.






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         (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

         (e) "Company" means Tyler Technologies, Inc., a Delaware corporation.

         (f) "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code, by the Company or by a Subsidiary. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

         (g) "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

         (h) "Key Employee" means any Employee of the Company and its Subsidiaries whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

         (i) "Nonqualified Option" means an Option granted under the Plan which is not intended to be an Incentive Option.

         (j) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, whether granted as an Incentive Option or as a Nonqualified Option.

         (k) "Option Agreement" means, with respect to each Option granted to a Participant, the signed written agreement between the Participant and the Company setting forth the terms and conditions of the Option.

         (l) "Option Period" means the period during which an Option may be exercised.

         (m) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (n) "Participant" means an individual to whom an Option has been granted under the Plan.



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         (o) "Plan" means this Tyler Technologies, Inc. Stock Option Plan, as set forth herein and as it may be amended from time to time.

         (p) "Qualifying Shares" means shares of Common Stock which either (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933, or (ii) were obtained by the Participant in the public market.

         (q) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and "Subsidiaries" means more than one of any of such corporations.



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